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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the reference to our Firm under the caption "Experts" and to the use of our report on the financial statements of Tritheim Technologies, Inc. dated November 6, 1998, included in Amendment No. 1 to the Registration Statement and related Prospectus of PubliCARD, Inc. dated July 20, 1999.


                                          /s/ ARTHUR ANDERSEN LLP

Tampa, Florida

July 19, 1999